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                                                                  Exhibit 10.11




                              Employment Agreement

                                     Between

                         Aztec Technology Partners, Inc.

                                       and

                                Ross J. Weintraub


                                  June 1, 1999






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                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                         AZTEC TECHNOLOGY PARTNERS, INC.
                                       AND
                                ROSS J. WEINTRAUB


                                TABLE OF CONTENTS

                                                                       PAGE

1.       TERM OF EMPLOYMENT.............................................4

2.       TITLE; CAPACITY................................................4

         2.1      AUTHORITY.............................................4
         2.2      ATTENTION.............................................4
         2.3      PLACE OF PERFORMANCE..................................5
         2.4      REPRESENTATION AND WARRANTY OF EMPLOYEE...............5

3.       COMPENSATION AND BENEFITS......................................5
         3.1      SALARY................................................5
         3.2      BONUS.................................................5
         3.3      REIMBURSEMENT OF EXPENSES.............................6
         3.4      FRINGE BENEFITS; VACATION.............................6

4.       EMPLOYMENT TERMINATION.........................................6
         4.1      BY THE COMPANY FOR CAUSE..............................6
         4.2      BY THE COMPANY WITHOUT CAUSE..........................6
         4.3      BY DEATH..............................................6
         4.4      BY DISABILITY.........................................7
         4.5      BY THE EMPLOYEE.......................................7

5.       EFFECT OF TERMINATION..........................................7
         5.1      TERMINATION BY THE COMPANY WITHOUT CAUSE,
                  BY THE EMPLOYEE.......................................7
         5.2      TERMINATION FOR DEATH.................................8
         5.3      TERMINATION DUE TO DISABILITY.........................8
         5.4      TERMINATION UPON CHANGE IN CONTROL OF THE COMPANY.....8
         5.5      TAXES................................................10
         5.6      TERMINATION BY THE COMPANY FOR CAUSE.................11
         5.7      OFFSET...............................................11
         5.8      SURVIVAL.............................................11

6.       RESTRICTIONS ON COMPETITION...................................11

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         6.1      NON-COMPETE..........................................11
         6.2      INVESTMENT...........................................12
         6.3      SEVERABILITY.........................................12
         6.4      DEFENSES.............................................12
         6.5      FAIRNESS.............................................12

7.       PROPRIETARY INFORMATION.......................................12
         7.1      PROPRIETARY INFORMATION..............................12
         7.2      EXCEPTIONS...........................................13
         7.3      COMPANY PROPERTY.....................................13
         7.4      OTHER AGREEMENTS.....................................13

8.       NOTICES.......................................................13

9.       PRONOUNS......................................................14

10.      ENTIRE AGREEMENT..............................................14

11.      AMENDMENT.....................................................14

12.      GOVERNING LAW.................................................14

13.      SUCCESSORS AND ASSIGNS........................................14

14.      DEFINITIONS...................................................14

15.      MISCELLANEOUS.................................................15
         15.1     WAIVER...............................................15
         15.2     SECTION HEADINGS.....................................15
         15.3     SEVERABILITY.........................................15
         15.4     COUNTERPARTS.........................................15

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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 1st day of June, 1999, is entered into by and between Aztec Technology Partners, Inc., a Delaware corporation with its principal place of business at 50 Braintree Hill Office Park, Suite 220, Braintree, MA 02184 (the "Company"), and Ross J. Weintraub, residing at 49 Summer Street, Norwell, Massachusetts 02061 (the "Employee").

         The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties to this Agreement, the parties agree as follows:

         1. TERM OF EMPLOYMENT. Unless earlier terminated in accordance with this Agreement, the term of the Employee's employment under this Agreement (the "Term") shall commence as of June 1, 1999 and expire on May 31, 2000 provided, however, that upon expiration of the Term, this Agreement shall be extended from year to year without further action on the part of the parties hereto, unless either party hereto gives written notice of termination to the other party at least 90 days prior to the expiration of the then current term.

         2.       TITLE; CAPACITY.

                  2.1 AUTHORITY. During the Term, the Employee shall serve as Vice President of Finance and Corporate Controller of the Company. For an interim period, as determined by the Chief Executive Officer, the Employee may also serve as Interim Chief Financial Officer. In such capacity, the Employee shall report to the Chief Executive Officer of the Company. During the Employment Period, the Employee shall have such authority as is delegated to him by the Chief Executive Officer, including, during said interim period, the authority and responsibility for the Company's accounting functions and the Company's overall financial plans and policies along with its accounting practices and the conduct of its relationship with lending institutions, shareholders and the financial community. The Employee accepts such employment and agrees to undertake the duties and responsibilities normally inherent in such position and such other duties and responsibilities as the Chief Executive Officer shall from time to time reasonably assign to him consistent with this section 2.1.

                  2.2 ATTENTION. During the Term, and excluding any periods of vacation and flex time to which the Employee is entitled, the Employee shall devote principal attention and time during normal business hours to the Company's business and affairs and, to the extent necessary to discharge the responsibilities assigned to the Employee under this Agreement, use the

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Employee's reasonable best efforts and abilities to carry out such responsibilities faithfully and efficiently.

                  2.3 PLACE OF PERFORMANCE. The Employee's base of operations under this Agreement shall be Braintree, Massachusetts or a location within a twenty-five (25) mile radius of Braintree, although the Employee may from time to time render services from other locations on a temporary basis. The Employee shall not be required to relocate or render services, on other than a temporary basis, outside of such area.

                  2.4 REPRESENTATION AND WARRANTY OF EMPLOYEE. The Employee hereby represents and warrants to the Company that he is not aware of any presently existing fact, circumstance or event (including, but without limitation, any health condition or legal constraint) which would preclude or restrict him from providing to the Company the services contemplated by this Agreement, or which would give rise to any breach of any term or provision hereof, or which could otherwise result in the termination of his employment agreement for cause or good reason, pursuant to Section 4 of this Agreement.

         3.       COMPENSATION AND BENEFITS.

                  3.1 SALARY. For all services rendered by the Employee in any capacity under this Agreement, the Company shall pay the Employee as compensation, during the Term, an annual base salary of not less than $160,000.00 (the "Annual Base Salary"). The Annual Base Salary shall be payable in accordance with the Company's customary payroll practices (but not less frequently than monthly). The Company agrees to review the Employee's Annual Base Salary, to consider an increase (but not a decrease), on at least an annual basis. The first of said reviews shall occur no later than 120 days after December 31, 1999. The amount of any increase shall be pro-rated for the seven months during 1999, when this Agreement shall have been effective and shall be effective as of January 1, 2000. Thereafter, said review shall occur no later than 120 days after the end of each fiscal year and shall be effective as of the first day of the fiscal year. Any such increase shall be effective as of the first day of the fiscal year and shall be at the sole discretion of the Chief Executive Officer, subject to approval by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement.

                  3.2 BONUS. For each fiscal year of the Company commencing with 1999, the Employee shall be entitled to receive a cash bonus with an annual target award opportunity of up to twenty-five percent (25%) of Annual Base Salary awarded to the Employee by the Chief Executive Officer, subject to approval by the Compensation Committee. Unless modified with respect to any fiscal year by the Chief Executive Officer, subject to approval of the Compensation Committee, fifty percent (50%) of the annual bonus shall be based on a goal, to be established each year by the Company, related to the Company's Operating Income; and fifty percent (50%) of the annual bonus shall be based on specific management goals, to be established each year by

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the Company. Each annual bonus shall be paid in a single cash lump sum not later than 90 days after the end of the fiscal year or portion thereof for which the bonus is awarded, unless the Employee elects in writing, before the beginning of the fiscal year for which the annual bonus is to be awarded, to defer receipt of the annual bonus. Bonuses are prorated for length of service.

                  3.3 REIMBURSEMENT OF EXPENSES. The Company shall pay or reimburse the Employee for all business travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement. Such expenses shall be appropriately submitted and approved in accordance with the Company's policies applicable to senior executives, as well as applicable Federal and state tax record keeping requirements.

                  3.4 FRINGE BENEFITS; VACATION. The Employee shall participate in and shall receive during the Term employee benefit plans and fringe benefits of the Company as are customarily provided to executives in comparable management positions, including, without limitation, plans providing retirement benefits, medical insurance, life insurance and disability insurance. The Employee shall be entitled to paid vacation and holidays in accordance with Company policy.

         4. EMPLOYMENT TERMINATION. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

                  4.1 BY THE COMPANY FOR CAUSE. At the election of the Company, for cause, effective upon written notice to the Employee. For the purposes of this Section 4.1, "Cause" for termination shall be deemed to exist solely upon
(a) Employee's material breach of this Agreement; (b) Employee's gross negligence in the performance of his duties hereunder, intentional non-performance or intentional mis-performance of such duties, or refusal to abide by or comply with the reasonable directives of the Board, his superior officers, or the Company's reasonable policies and procedures; (c) Employee's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company, and that in the judgment of the Company materially and adversely affects the operations or reputation of the Company; (d) Employee's conviction of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony that results in material and demonstrable damage to the business or reputation of the Company; or (e) Employee's abuse of alcohol or drugs (legal or illegal) that, in the Company's judgment, materially impairs Employee's ability to perform his duties hereunder.

                  4.2 BY THE COMPANY WITHOUT CAUSE. At the election of the Company, without cause, effective upon written notice to the Employee.

                  4.3      BY DEATH.  Effective upon the death of the Employee.

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                  4.4      BY DISABILITY. If, as a result of incapacity due to
physical or mental illness or injury, the Employee shall have been unable to perform the material duties of his position on a full-time basis for a period of three (3) consecutive months, or for a total of three (3) months in any six-month period, then either party upon written notice to the other (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), may terminate this Agreement if the Employee is unable to resume his full-time duties at the conclusion of such notice period.

                  4.5 BY THE EMPLOYEE. At the election of the Employee, effective upon not less than 30 days' prior written notice to the Company given within 60 days after a good faith determination by the Employee that any of the following has occurred: (a) material and adverse diminution of the Employee's duties, authority, position, compensation or aggregate benefits; (b) the assignment to the Employee of any duties inconsistent with Section 2 of this Agreement; (c) the Company's purported termination of the Employee's employment for cause other than in accordance with the requirements of this Agreement; (d) the relocation of Employee's base of operations beyond the limits of Section 2.3; or (e) any other material breach of this Agreement by the Company.

         5.       EFFECT OF TERMINATION.

                  5.1 TERMINATION BY THE COMPANY WITHOUT CAUSE (4.2) OR BY THE EMPLOYEE (4.5).

                           (a)    SEVERANCE.  In the event the Employee's
employment is terminated by the Company without cause pursuant to Section 4.2 or by the Employee pursuant to Section 4.5 (each, a "Qualifying Termination"), the Company shall pay to the Employee (i) a pro rata portion of the Severance Bonus Amount (as defined below) for the fiscal year in which such termination is effective determined by multiplying the Severance Bonus Amount by a fraction (the "Pro Rata Fraction"), the numerator of which shall be the number of days between the first day of the fiscal year and the date on which the termination is effective and the denominator of which shall be 365. For purposes of this Agreement, the Severance Bonus Amount for a fiscal year shall equal the average of the bonuses paid to the Employee pursuant to Section 3.2 of this Agreement for the fiscal years, if any, immediately preceding such fiscal year (ii) an amount equal to the Annual Base Salary (iii) The Company shall reimburse the premiums to maintain health insurance for the Employee and members of the Employee's family in full force and effect for a period of one year (which reimbursement shall count toward or reduce the minimum length of time that the Company is obligated to offer health insurance to the Employee's immediate family under Section 4980(B) of the Internal Revenue Code of 1986, as amended (the "Code") (iv) The Company will arrange for services of outplacement support for the employee and pay the cost of said services.

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                           (b)      SEVERANCE PERIOD; TIMING OF PAYMENTS.  The
Company shall make the severance bonus called for by Section 5.1(a)(i) within 30 days of the date the Employee's termination is effective. All severance payments provided for in Section 5.1 (a)(ii) shall be made in accordance with the Company's regular payroll cycle. Such installments shall be appropriately adjusted in the event a severance payment is due for any partial fiscal month. The employee will submit an expense report for reimbursement of health insurance payments provided for in Section 5.1 (a) (iii).

                  5.2 TERMINATION FOR DEATH. In the event the Employee's employment is terminated pursuant to Section 4.3 by death (a "Section 4.3 Termination"), the Company shall pay or provide to the estate of the Employee the annual base salary (including, without limitation, in lieu of the bonuses and payments provided for in Section 3, the Pro Rata Fraction of the Severance Bonus Amount for the fiscal year in which such termination is effective, which shall be paid in a one-time lump sum payment within 30 days of the last day of the Employee's actual employment by the Company) and benefits payable or provided to him under Section 3 through the last day of his actual employment by the Company. The Company shall reimburse the premiums to maintain health insurance for members of the Employee's family in full force and effect for a period of one year after the death of the Employee (which reimbursement shall count toward or reduce the minimum length of time that the Company is obligated to offer health insurance to the Employee's immediate family under Section 4980(B) of the Internal Revenue Code of 1986, as amended (the "Code").

                  5.3 TERMINATION DUE TO DISABILITY. If the Agreement is so terminated pursuant to Section 4.4 by either party, the Employee shall be entitled to receive disability under any applicable disability policy or plan they are eligible to participate in. However, the Company shall reimburse the Employee for, the premiums to maintain health insurance for the Employee and members of his immediate family in full force and effect for a period of one year after the date of such termination (which shall count toward or reduce the minimum length of time that the Company is obligated to offer health insurance to the Employee and the Employee's immediate family under Section 4980(B) of the
Code).

                  5.4      TERMINATION UPON CHANGE IN CONTROL OF THE COMPANY.

                  (a) CHANGE IN CONTROL SEVERANCE PAYMENT. In the event the Employee's employment is terminated without cause within 24 months following a Change in Control (as defined below) of the Company, the Company shall make a one-time lump sum severance payment (the "Change in Control Severance Payment") to the Employee in an amount equal to his Annual Base Salary at the time of the termination and Severance Bonus Amount as described in Section 5.1 (a) (i). In such event, the Employee shall not be entitled to the payments to which he would otherwise be entitled pursuant to this Agreement. The Company shall reimburse the

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Employee for the premiums to maintain health insurance to the Employee and members of the Employee's family in full force and effect for a period of one year after the date of termination of the Employee (which shall count toward or reduce the minimum length of time that the Company is obligated to offer health insurance to the Employee's immediate family under Section 4980(B) of the Code. The Company will arrange for services of outplacement support for the employee and pay the cost of said services.


                           (b)      PARACHUTE PAYMENTS.  The Change in Control
Severance Payment payable under this Section 5.4 shall be made without regard to whether the deductibility of such payment (or any other "parachute payments," as that term is defined in Section 280G of the Code, to or for the Employee's benefit) would be limited or precluded by Code Section 280G.

                           (c)      CHANGE IN CONTROL.  A "Change in Control" of
the Company shall occur or be deemed to have occurred in the event that:

                                    (i)     any "person", as such term is used
in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, acquires "Beneficial Ownership" (as defined in Rule 13d-3 under the Exchange
Act) of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities (other than through an acquisition of securities directly from the Company);

                                    (ii)   the stockholders of the Company
approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

                                    (iii) the stockholders of the Company
approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

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                  5.5      TAXES.

                           (a)      GROSS-UP PAYMENT.  In the event that the
Company undergoes a "Change in Ownership or Control" (as defined below), the Company shall, within 30 days after the date of such Change in Ownership or Control determine and notify the Employee (with reasonable detail regarding the basis for its determinations) (i) which of the payments or benefits due to the Employee following such Change in Ownership or Control constitute "Contingent Compensation Payments" (as defined below), (ii) the amount, if any, of the excise tax (the "Excise Tax") payable pursuant to Code Section 4999, by the Employee with respect to such Contingent Compensation Payment, and (iii) the amount of the Gross-Up Payment (as defined below) due to the Employee with respect to such Contingent Compensation Payment. Within 30 days after delivery of such notice to the Employee, the Employee shall deliver a response to the Company (the "Employee Response") stating either (A) that he agrees with the Company's determination pursuant to the preceding sentence, or (B) that he disagrees with such determination, in which case he shall indicate which payment and/or benefits should be characterized as a Contingent Compensation Payment, the amount of the Excise Tax with respect to such Contingent Compensation Payment and the amount of the Gross-Up Payment due to the Employee with respect to such Contingent Compensation Payment. The amount and characterization of any item in the Employee Response shall be final; PROVIDED, HOWEVER, that in the event that the Employee fails to deliver an Employee Response on or before the required date, the Company's initial determination shall be final. Within ninety
(90) days after the due date of each Contingent Compensation Payment to the Employee, the Company shall pay to the Employee, in cash, the Gross-Up Payment with respect to such Contingent Compensation Payment, in the amount determined pursuant to this Section 5.4(a).

                           (b)      DEFINITIONS.  For purposes of this Section
5.4, the following terms shall have the following respective meanings:

                                    (i)     "Change in Ownership or Control"
shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Code Section 280G(b)(2).

                                    (ii) "Contingent Compensation Payment" shall
mean any payment (or benefit) in the nature of compensation that is made or supplied to a "disqualified individual" (as defined in Code Section 280G(c)) and that is contingent (within the meaning of Code Section 280G(b)(2)(A)(i)) on a Change in Ownership or Control of the Company.

                                    (iii) "Gross-Up Payment" shall mean an
amount equal to the sum of (i) the amount of the Excise Tax payable with respect to a Contingent Compensation Payment and (ii) the amount necessary to pay all additional taxes imposed on (or economically borne by) the Employee (including the Excise Taxes, state and federal income taxes and all applicable withholding taxes) attributable to the receipt of such Gross-Up Payment. For purposes

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of the preceding sentence, all taxes attributable to the receipt of the Gross-Up
Payment shall be computed assuming the application of the maximum tax rates provided by law.

                  5.6 TERMINATION BY THE COMPANY FOR CAUSE. In the event the Employee's employment is terminated by the Company for Cause, the Company shall pay to the Employee any Base Salary due the Employee up to and including the date of termination.

                  5.7 OFFSET. Following any Qualifying Termination or Termination Upon Change of Control of the Company, the Employee shall be under no obligation to seek other employment and any amounts he earns in any other employment shall not reduce or offset the severance payments or other amounts due hereunder as provided in Section 5.1 (a) and 5.4 (a).

                  5.8 SURVIVAL. The provisions of Sections 5, 6 and 7 shall survive the termination of this Agreement.


         6.       RESTRICTIONS ON COMPETITION.

                  6.1 NON-COMPETE. For so long as the Employee continues to be employed by the Company and/or any other entity owned by or affiliated with the Company and thereafter for a period of one (1) year, the Employee, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

                           (i)      shall not directly or indirectly, solicit or
attempt to hire or assist anyone else in hiring an employee employed by the Company or any prior employee of the Company whose employment or retention by the Company has ceased within six months prior to the date of such solicitation or attempted hire;

                           (ii)     shall not directly or indirectly, contact,
solicit, divert or take away, or attempt to solicit, contact, divert or take away the business or patronage of any of the customers of the Company for the purpose of soliciting or selling products or services which are competitive with that of the Company; or

                           (iii)    on the Employee's own behalf or on behalf of
any competitor, call upon any Person as a prospective acquisition candidate who or that, during the Employee's employment by the Company was either called upon by the Company as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by the Company.

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                  6.2 INVESTMENT. The foregoing covenants shall not be deemed to prohibit the Employee from acquiring as an investment not more than one percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

                  6.3 SEVERABILITY. The covenants in this Section 6 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this
Section 6 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

                  6.4 DEFENSES. All of the covenants in this Section 6 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement or the Company of such covenants; PROVIDED, that upon the failure of the Company to make any payments required under this Agreement, the Employee may, upon thirty (30) days' prior written notice to the Company, waive his right to receive any such compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this Section
6. It is specifically agreed that the period of one (1) year stated at the beginning of this Section 6, during which the agreements and covenants of the Employee made in this Section 6 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 6.

                  6.5 FAIRNESS. The Employee has carefully read and considered the provisions of this Section 6, and, having done so, agrees that the restrictive covenants in this Section 6 impose a fair and reasonable restraint on the Employee and are reasonably required to protect the interests of the Company, and its officers, directors, employees, and stockholders.

         7. PROPRIETARY INFORMATION. The Employee's relationship with the Company is one of high trust and confidence and in the course of his employment by the Company he will have access to and contact with Proprietary Information. The Employee agrees that he will not, during the Employment Period or at any time thereafter, disclose to others, or use for the benefit of others, any Proprietary Information, except in the good faith performance of his duties under this Agreement.

                  7.1 PROPRIETARY INFORMATION. For purposes of this Agreement, Proprietary Information shall mean all information (whether or not

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patentable and whether or not copyrightable) owned, possessed or used by the
Company, including, without limitation, any invention, formula, formulation, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Employee in the course of his employment by the Company.

                  7.2 EXCEPTIONS. The Employee's obligations under this Section 7 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Employee of the terms of this Section 7, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, (iii) is approved for release by written authorization of the Board of the Company or an authorized employee of the Company, (iv) is communicated to the Employee by a third party under no duty of confidentiality with respect to such information to the Company or another party, or (v) is required to be disclosed by the Employee to comply with applicable laws, governmental regulations, or court order, provided that the Employee provides prior written notice of such disclosure to the Company and an opportunity for the Company to object to such disclosure and further provided that the Employee cooperates with the Company and takes reasonable and lawful actions requested by the Company (the out-of-pocket costs of which shall be paid by the Company) to avoid and/or minimize the extent of such disclosure.

                  7.3 COMPANY PROPERTY. Upon termination of this Agreement or at any other time upon request by the Company, the Employee shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials in his possession or control) belonging to the Company.

                  7.4 OTHER AGREEMENTS. The Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. If the Employee's duties under this Agreement will require disclosures to be made to him subject to such obligations and restrictions, the Employee agrees to be bound by them and to take all action necessary to discharge the obligations of the Company under such agreements.

         8. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or three days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, addressed to the other party at the address shown above and, in the case of any notice to the Employee, with a copy to Alexander A. Bernhard, Esq., Hale and Dorr LLP, 60 State Street,

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Boston, Massachusetts 02109, or at such other address or addresses of which either party shall notify the other in accordance with this Section 8.

         9. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and VICE VERSA.

         10. ENTIRE AGREEMENT. This Agreement constitute the entire agreement between the parties and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement and the Employee Options.

         11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

         12. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns; provided, however, that this Agreement may not be assigned by the Company except to a corporation or other person or entity reasonably acceptable to the Employee and with which or into which the Company may be merged, consolidated or otherwise combined or which may succeed to all or substantially all of its assets or business and which assumes in a writing satisfactory in form and substance to Employee all of the obligations of the Company under this Agreement and under all Employer Stock Option Plans. The obligations of the Employee are personal and shall not be assigned by him.

         14. DEFINITIONS. For purposes of this Agreement each of the following defined terms is defined in the Section of this Agreement indicated below:


DEFINED TERM                                                  SECTION
------------                                                  -------

Agreement                                                     Introduction
Annual Base Salary                                            3.1
Beneficial Ownership                                          5.4(c)(i)
Cause                                                         4.1
Change in Control                                             5.4(c)
Change in Control Severance Payment                           5.4(a)
Change in Ownership                                           5.5(a)
Code                                                          5.2
Company                                                       Introduction


Contingent Compensation Payments                              5.5(a)
Employee                                                      Introduction
Employee Response                                             5.5(a)
Exchange Act                                                  5.4(c)(i)
Excise Tax                                                    5.5(a)
Gross-up Payment                                              5.5(a)
Parachute Payments                                            5.4(b)
Person                                                        6.1
Proprietary Information                                       7.1
Pro Rata Fraction                                             5.1(a)
Qualifying Termination                                        5.1(a)
Term                                                          1

         15.      MISCELLANEOUS.

                  15.1 WAIVER. No delay or omission by either party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  15.2 SECTION HEADINGS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  15.3 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

                  15.4 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                            AZTEC TECHNOLOGY PARTNERS, INC.



                                            By:  Illegible
                                                 --------------------------

                                            Title: CEO
                                                   ------------------------


                                            EMPLOYEE:

                                            /s/ Ross J. Weintraub
                                            ------------------------------
                                            Ross J. Weintraub